UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025 (July 31, 2025)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road	Marysville	Ohio	43041
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 stated value	SMG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2025, Lieutenant General (retired) John R. Vines, a member of the Board of Directors (the “Board”), notified The Scotts Miracle-Gro Company (the “Company”) of his retirement from the Board.

Mr. Vines, a member of the (i) Nominating and Governance Committee and (ii) Innovation & Technology Committee, confirmed that his departure was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. As a Class II director, Mr. Vines’ term was set to expire at the Company’s 2027 Annual Meeting of Shareholders.

On July 31, 2025, the Board, upon the recommendation of the Nominating and Governance Committee of the Board (“Nominating Committee”), appointed General (retired) Austin Scott Miller as a Class II member of the Board to fill the vacancy arising from Mr. Vines’ retirement, with an effective date of August 1, 2025. As a Class II director, Mr. Miller will hold office for a term scheduled to expire at the 2027 Annual Meeting of Shareholders of the Company. Upon the recommendation of the Nominating Committee, the Board also appointed Mr. Miller to serve on the Board’s Nominating Committee as well as the Innovation & Technology Committee. Upon the recommendation of the Nominating Committee, the Board determined that Mr. Miller satisfies the applicable independence requirements set forth in the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission and has no material relationships with the Company or its subsidiaries other than through his service as a director of the Company.

In his capacity as a non-employee director of the Company, Mr. Miller will receive the same compensation for 2025 as other non-employee directors of the Company, pro-rated to reflect the time he serves on the Board during the 2025 calendar year, which consists of cash retainer payments in the amount of $47,917 and a grant of restricted stock units (“RSUs”) with a grant date value of $87,500. The RSUs, which are granted under The Scotts Miracle-Gro Long-Term Incentive Plan, have a grant date of August 1, 2025 and will vest on January 31, 2026 (the "Vesting Date") provided that his Board service has continued at least through the date of the Company’s 2026 Annual Meeting of Shareholders if it is held prior to the Vesting Date, subject to accelerated vesting in the event of Mr. Miller’s death or disability.

A copy of the Company's news release announcing these changes is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:
Not applicable.
(d) Exhibits:

Exhibit No.	Description
99.1	News Release issued by The Scotts Miracle-Gro Company on August 5, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated:	August 5, 2025	By:	/s/ DIMITER TODOROV
Printed Name: Dimiter Todorov
Title: Executive Vice President, Chief Legal Officer & Corporate Secretary

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated August 5, 2025
The Scotts Miracle-Gro Company

Exhibit No.	Description
99.1	News Release issued by The Scotts Miracle-Gro Company on August 5, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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